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                                                                     EXHIBIT 1.1


                                3,000,000 Shares

                          SCHEIN PHARMACEUTICAL, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                  March __, 1998

COWEN & COMPANY
BEAR, STEARNS & CO. INC.
SMITH BARNEY INC.
As Representatives of the several Underwriters
c/o Cowen & Company
One Financial Square
New York, New York 10005


Dear Sirs:

1.   Introductory.  Schein Pharmaceutical, Inc., a Delaware corporation (the
     ------------
     "Company") proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 3,000,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company. The aggregate of 3,000,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 450,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". Cowen & Company ("Cowen"), Bear, Stearns & Co. Inc. and Smith Barney Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

2.   Representations and Warranties of the Company.  The Company represents and
     ---------------------------------------------
     warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement on Form S-1 (File No. 33-41413) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Stock, including any pre-effective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of
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          1933, as amended (the "Securities Act"), and the rules and regulations
          (the "Rules and Regulations") of the Securities and Exchange
          Commission (the "Commission") thereunder, copies of which have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and
          (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus effective upon completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

          (ii) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Pre-effective Prospectus, and, at its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up

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          to and including each of the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document or legal or governmental proceeding required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents, of the Company's Certificate of Incorporation and By-laws, and of laws, rules, regulations, orders, judgments and decrees contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects and fairly present the information required to be shown.

          (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries considered as a whole.

          (iv) The consolidated financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the consolidated financial condition, results of operations and changes in financial condition of the Company and its consolidated subsidiaries at the respective

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          dates or for the respective periods therein specified.  Such statements of the Company and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary - Summary Consolidated Financial Data," "Capitalization," "Dilution," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management - Executive Compensation," "Certain Transactions," "Principal Stockholders" and "Shares Eligible for Future Sale" fairly present, on the basis stated in the Registration Statement, the information set forth therein.

          (v) BDO Seidman LLP, who have expressed their opinions on the audited financial statements of the Company included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (vi) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own or lease their properties and to conduct their businesses as described in the Prospectus; each of the Company and its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where noncompliance would not materially and adversely affect the Company and its subsidiaries taken as a whole or, individually, the Company or any of its Subsidiaries (as hereinafter defined) (a "Material Adverse Effect"); and the Company and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification, except where the failure to be qualified and in good standing would not have a Material Adverse Effect. The Company and each of its subsidiaries have all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate their properties and conduct their businesses as now being conducted and as described in the Registration Statement and the Prospectus, except where the absence thereof would not have a Material Adverse Effect, and such consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits do not contain materially burdensome restrictions not adequately disclosed in the Registration Statement and the Prospectus. The Company owns, directly or indirectly, the corporations, associations or other entities listed in Schedule C hereto (each, a

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          "Subsidiary"), each of which is owned by the Company or a subsidiary of the Company to the extent set forth in Schedule C.

          (vii) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Date, as set forth under the heading "Capitalization" in the Prospectus and, assuming that the 105-for-1 stock split and the conversion of each outstanding share of Class A Common Stock and Class B Common Stock into a single class of Common Stock has been consummated, the outstanding shares of Common Stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or, except as disclosed in the Prospectus, subject to any preemptive rights or similar rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as disclosed in the Prospectus, all outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and, except for directors' qualifying shares, to the extent owned by the Company or a subsidiary of the Company, are owned free and clear of any liens, encumbrances, equities or claims or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Company's subsidiaries are outstanding.

          (viii) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Stock conforms to the description thereof contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

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          (ix) Except as set forth in the Prospectus, (A) there are no legal or governmental actions, suits, proceedings or claims pending to which the Company or any of its subsidiaries or affiliates is a party or of which any property of the Company or any subsidiary or affiliate is subject, which might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, (B) there is no valid basis for any such legal or governmental proceeding and (C) to the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary or controlled affiliate by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" and regulatory proceedings under the heading "Risk Factors--Pending Regulatory Matters" in the Prospectus is true and correct and complies with the Rules and Regulations.

          (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock, or under the captions "Management," "Certain Transactions," "Principal Stockholders" and "Shares Eligible for Future Sale," insofar as they purport to describe the provisions of the documents referred to therein, are accurate and complete in all material respects.

          (xi) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, note, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties and do not and will not result in the creation of any lien or the like against such properties.

          (xii) Neither the Company nor any of its subsidiaries is, or with notice or lapse of time or both will be, in violation of or in default under its Certificate

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          of Incorporation or By-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, note, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such default would not have a Material Adverse Effect.

          (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

          (xiv) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (xv) Except as set forth in the Prospectus, the Company and its Subsidiaries are in compliance with, and conduct their businesses in conformity with all applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body, except where noncompliance would not have a Material Adverse Effect; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect. In the ordinary course of business, employees of the Company conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business operations and properties of the Company and its Subsidiaries, in the ordinary course of which they seek to identify liabilities. Except as disclosed in the Registration Statement, the Company and its Subsidiaries are in compliance with all applicable existing federal, state, local and, where applicable, foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate,

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          would not have a Material Adverse Effect.  The term "Hazardous
          Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, and (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environment Law.

          (xvi) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would materially and adversely affect the financial position, business or operations of the Company and its subsidiaries.

          (xvii) Except as disclosed in the Registration Statement and Prospectus no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

          (xviii) Neither the Company nor any of its officers, directors or controlled affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (xix) The Company has provided you with all monthly consolidated financial statements since December 27, 1997 to the date hereof, that are available to the officers of the Company.

          (xx) The Company and its subsidiaries own or possess the right to use all patents, trademarks (including "INFeD", "Ferrlecit" and "Unipine XL"), trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and rights described in the Prospectus as being owned or used by them or any of them, and, except as disclosed in the Prospectus, the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing, except where such

                                       8
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          claims and challenges would not, singly or in the aggregate, have a
          Material Adverse Effect. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with, in any material respect, patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person (except for patent challenge proceedings). Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person.

          (xxi) The Company and its subsidiaries have performed all material obligations required to be performed by them under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor any of its subsidiaries nor any other party to such contract is in default under or in breach of any such obligations. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

          (xxii) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor is any such dispute threatened. The Company is not aware that (A) except as disclosed in the Prospectus, any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance, in all material respects, with all applicable provisions of ERISA.

          (xxiii)  The Company has obtained the written agreements described in
          Section 8(k) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule B hereto.

          (xxiv) The Company and its subsidiaries have, and the Company and its subsidiaries as of the Closing Date will have, good and marketable title in fee

                                       9
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          simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or of its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of each of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

          (xxv) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

          (xxvi) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other similar fee or commission as a result of any of the transactions contemplated by this Agreement.

          (xxvii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxviii) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or

                                       10
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          regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (xxix) Neither the Company nor any of its subsidiaries is or, after application of the net proceeds of this offering as described under the caption "Use of Proceeds" in the Prospectus, will become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. The Company intends to conduct its affairs in a manner such that it will not become an entity required to register as an "investment company" subject to regulation under the Investment Company Act.

          (xxx) The Common Stock has been approved for quotation and trading on the New York Stock Exchange, subject to official notice of issuance.

          (xxxi) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

3.   Purchase by, and Sale and Delivery to, Underwriters--Closing Dates.  The
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     Company agrees to sell to the Underwriters the Firm Stock; and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 12 hereof.

     The purchase price per share to be paid by the Underwriters to the Company will be the price per share set forth in the table on the cover page of the Prospectus under the heading "Proceeds to the Company" (the "Purchase Price").

     The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in immediately available funds (same day funds), payable to the order of the Company, at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048. The time and date of the delivery and closing shall be at _____ A.M.,

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     New York Time, on _______________, 1998, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Cowen. The First Closing Date may be postponed pursuant to the provisions of Section 12.

     The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005.

     It is understood that Cowen or Bear, Stearns & Co., Inc. or Smith Barney Inc., individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Cowen or Bear, Stearns & Co., Inc. or Smith Barney Inc. shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase up to an aggregate of 450,000 shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

     The option granted hereby may be exercised by the Underwriters by giving written notice from Cowen to the Company setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing

     Date and the First Closing Date are herein called the "Closing Dates".) Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

     The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of the Company, at the offices of Brown & Wood llp, One World Trade Center, New York, New York 10048. The Company shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of Cowen & Company, One Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement between the Company and Cowen. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

4.   Covenants and Agreements of the Company.  The Company covenants and agrees
     ---------------------------------------
     with the several Underwriters that:

     (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A of the of the Rules and Regulations, use its best efforts to cause the Registration Statement to become effective as soon as practicable after the execution of this Agreement, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments from the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

     (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company, upon the request of the Representatives and at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; provided, however, that the requirements of this Section 4(c), except the notification provision hereof, shall be suspended in the event that, and for only so long as, there exist pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes that public disclosure will have a material adverse effect on such developments or events.

     (d) The Company will deliver to the Representatives, at or before the Closing Date, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

     (e) The Company will make generally available to its stockholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

     (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

     (g) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants and will make available to its stockholders quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, so long as the Company remains a reporting company under the Exchange Act, the Company will deliver to the Representatives and, upon request, to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year (the first such fiscal year being 1998), copies of each annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants, and each other report furnished by the Company to its stockholders; (ii) copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its stockholders as such; (iii) as soon as practicable after the filing thereof, each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report or financial statement filed by the Company with the Commission, or the NASD or any securities exchange; and (iv) press releases and such other information as the Company publicly disseminates. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations and for which separate financial statements are required under the Rules and Regulations.

     (h) The Company will use its best efforts to maintain the listing of the Stock on the New York Stock Exchange.

     (i) The Company will maintain a transfer agent and registrar for its Common Stock.

     (j) For so long as a prospectus relating to the Stock is required to be delivered under the Securities Act, prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

     (k) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) during the 180 days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than the Company's sale of Common Stock hereunder, the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and the grant of options under the Company's stock option plan described in the Prospectus; provided, however, that the Company may issue and deliver shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with any acquisition of, or joint venture or other collaborative arrangement with, another company if the terms of issuance provide that such Common Stock or securities convertible into or exercisable or exchangeable for Common Stock shall not be sold prior to the expiration of the 180-day period hereinabove referenced.

     (l) Prior to filing with the Commission any reports on Form SR pursuant to Rule 463 of the Rules and Regulations, the Company will furnish a copy thereof to counsel for the Underwriters and receive and consider its comments thereon, and will deliver promptly to the Representatives a signed copy of each report on Form SR filed by it with the Commission.

     (m) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

     (n) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

     (o) Prior to each of the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

     (p) Except as required by applicable law, prior to each of the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent. For so long as a prospectus relating to the Stock is required to be delivered under the Securities Act, the Company will use its reasonable efforts to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

5.   Payment of Expenses.  (a) The Company will pay (directly or by
     -------------------
     reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the

     Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the Master Agreement Among Underwriters between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda (including related fees and expenses of counsel to the Underwriters) and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; and (ix) fees and expenses, including those of counsel to the Underwriters, paid or incurred in connection with filings made with the NASD.

     (b) In addition to the other obligations of the Company under Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission, (ii) any act or failure to act or any alleged act or failure to act or (iii) any breach or inaccuracy in their representations and warranties, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by _______, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

     (c) In addition to its other obligations under Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(b) hereof which relates to information furnished to the Company pursuant to Section 6(b) hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

6.   Indemnification and Contribution.  (a)  The Company agrees to indemnify and
     --------------------------------
     hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, (i) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof or was subsequently corrected in an amendment or supplement, but such amendment or supplement was not appropriately distributed by the Underwriters or (ii) for any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (i) above (provided that the Company shall not be liable under this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Underwriters. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

     (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
     (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.   Survival of Indemnities, Representations, Warranties, etc.  The respective
     ---------------------------------------------------------
     indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

8.   Conditions of Underwriters' Obligations.  The respective obligations of the
     ---------------------------------------
     several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of each of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

     (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to each of the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries considered as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is unpracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

     (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform its obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

     (d) At the time of execution of this Agreement, the Representatives shall have received from BDO Seidman LLP, independent certified public accountants, a comfort letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

     (e) The Representatives shall have received from BDO Seidman LLP, independent certified public accountants, letters, dated each of the Closing Dates, to the effect that such accountants reaffirm, as of each of the Closing Dates, and as though made on each of the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

     (f) The Representatives shall have received from Proskauer Rose LLP, counsel for the Company, opinions, dated each of the Closing Dates, to the effect set forth in Exhibit I hereto.

     (g) The Representatives shall have received from _________, regulatory counsel for the Company, opinions, dated each of the Closing Dates, to the effect set forth in Exhibit II hereto.

     (h) The Representatives shall have received from Brown & Wood llp, counsel for the Underwriters, their opinions dated each of the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (i) The Representatives shall have received certificates, dated each of the Closing Dates, of the chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

          (ii) Neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or, except for changes in the amount outstanding under the Company's revolving credit facility described in the Prospectus that are not material, any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries considered as a whole;

          (iv) The representations and warranties of the Company in this Agreement are true and correct at and as of each of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

     (j) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of each of the Closing Dates, of the representations and warranties made herein and as to compliance at and as of each of the Closing Dates with the covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

     (k) Cowen shall have received the written agreements, substantially in the form of Exhibit III hereto, of the officers, directors and holders of Common Stock listed in Schedule B that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) during the 180 days following the date of the final Prospectus.

     (l) The New York Stock Exchange shall have approved the stock for listing, subject only to official notice of issuance.

     All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to each of the Closing Dates, but Cowen, on behalf of the Representatives, shall be entitled to waive any of such conditions.

9.   Effective Date.  This Agreement shall become effective immediately as to
     --------------
     Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this
     Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

10.  Termination.  This Agreement (except for the provisions of Section 5) may
     -----------
     be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

     This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange, Nasdaq National Market, Chicago Board of Options Exchange, Chicago Mercantile Exchange or Chicago Board of Trade shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus.

11.  Reimbursement of Underwriters.  Notwithstanding any other provisions
     -----------------------------
     hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to their obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

12.  Substitution of Underwriters.  If any Underwriter or Underwriters shall
     ----------------------------
     default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.
     Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

13.  Notices.  All communications hereunder shall be in writing and, if sent to
     -------
     the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Cowen & Company at One Financial Square, New York, New York 10005, attention: John P. Dunphy, with a copy to the office of Counsel to Investment Banking, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, attention: Chief Financial Officer, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, attention: Edward K. Kerson, Esq.

14.  Successors.  This Agreement shall inure to the benefit of and be binding
     ----------
     upon the several Underwriters and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

15.  Applicable Law.  This Agreement shall be governed by and construed in
     --------------
     accordance with the laws of the State of New York.

16.  Authority of the Representatives.  In connection with this Agreement, you
     --------------------------------
     will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Cowen, as Representative, will be binding on all the Underwriters.

17.  Partial Unenforceability.  The invalidity or unenforceability of any
     ------------------------
     Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.  General.  This Agreement constitutes the entire agreement of the parties to
     -------
     this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

19.  Counterparts.  This Agreement may be signed in two (2) or more
     ------------
     counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.



                            Very truly yours,
                            SCHEIN PHARMACEUTICAL, INC.



                            By:____________________________
                             Martin Sperber
                             Chairman, CEO and President

Accepted and delivered in
New York, New York as of
the date first above written.


COWEN & COMPANY
BEAR, STEARNS & CO., INC.
SMITH BARNEY INC.
  Acting on their own behalf
  and as Representatives of the several
  Underwriters referred to in the
  foregoing Agreement.


By:  COWEN & COMPANY
By:  Cowen Incorporated,
  its general partner



  By:  ______________________________
       John P. Dunphy
       Managing Director - Syndicate

                                   SCHEDULE A


                                      Number of Shares    Number of Shares
                                      of Firm Stock to    of Optional Stock
  Name                                be Purchased        to be Purchased
  ----                                ------------------  -----------------

Cowen & Company
Bear, Stearns & Co. Inc.
Smith Barney Inc.



                                      -----------         ---------
                                       3,000,000           450,000
                                      ===========         =========

                                   SCHEDULE B


         Persons Providing Lock-Up Agreements Pursuant to Section 8(k)

                                   [TO COME]

                                   SCHEDULE C

             List of Company Subsidiaries Pursuant to Section 2(vi)



  Marsam Pharmaceuticals, Inc.

  Steris Laboratories, Inc.

  Danbury Pharmacal, Inc.

  Danbury Pharmacal Puerto Rico, Inc.

  Schein Pharmaceutical International, Inc.

                                                                       Exhibit I

                      Form of Opinion of Issuer's Counsel

[Date]



COWEN & COMPANY
BEAR, STEARNS & CO. INC.
SMITH BARNEY, INC.
     As representatives of the several
  Underwriters named in Schedule A


c/o Cowen & Company
Financial Square
New York, New York  10005
                      Re:  Schein Pharmaceutical, Inc.
                           3,000,000 Shares of Common Stock

Dear Ladies and Gentlemen:

  We have acted as counsel for Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company and purchase of 3,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") by the several Underwriters listed in Schedule A to the Underwriting Agreement, dated ____, 1998, among the Company, Cowen & Company, Bear, Stearns & Co. Inc. and Smith Barney Inc., as representatives of the several Underwriters named therein (the "Underwriting Agreement"). This opinion is being furnished pursuant to Section 8(f) of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

  We are of the opinion that:

  1. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

  2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the Shares to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided for in the Underwriting Agreement, shall be duly and validly issued, fully paid and non-assessable; except as otherwise disclosed in the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and, to the extent owned by the Company or a subsidiary of the Company, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock of the Company, including the Shares, conforms to the description thereof in the Prospectus;

  3. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's Certificate of Incorporation or By-Laws or any agreement or other instrument;

  4. Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect on the Company and its subsidiaries; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties;

  5. The Company and each of its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing, except where such claims and challenges would not, singly or in the aggregate, have a Material Adverse Effect. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person (except for patent challenge proceedings);

  6. The Company and each of its subsidiaries have, and the Company and each of its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or any of its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect;

  7. The Company has full corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder (including to issue, sell and deliver the Shares), and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

  8. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or result in the creation of a lien;

  9. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act, the Securities Exchange Act of 1934, as amended, or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters;

  10. Except as set forth in the Prospectus, the Company and each of its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, those of any governmental agency, court or tribunal; to the best of our knowledge, no prospective change in any of such federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect.
Except as disclosed in the Registration Statement, the Company and its subsidiaries are in compliance with all applicable federal, state, local and, where applicable, foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials, except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect;

  11. The Registration Statement was declared effective under the Securities Act as of __________, 1998, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on __________, 1998 and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the best of our knowledge, threatened by the Commission;

  12. The Registration Statement and the Prospectus and any amendments or supplements thereto (except for the financial statements and other financial data included therein, as to which we express no opinion) comply as to form in all respects with the requirements of the Securities Act and the Rules and Regulations and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and any amendment or supplement to any such incorporated document, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations;

  13. To the best of our knowledge, there are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

  14. Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to this Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

  15. The descriptions in the Registration Statement and Prospectus of statutes, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate and such descriptions fairly present the information required to be disclosed; and to the best of our knowledge, there are no legal or governmental proceedings, statutes, rules or regulations, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

  16. The statements in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of capital stock, and under the captions "Certain Transactions" and "Shares Eligible for Future Sale", insofar as they purport to describe the provisions of the documents referred to therein, are accurate and complete in all material respects;

  17. The Company and each of its subsidiaries are not, nor will they be immediately after receiving the proceeds from the sale of the Shares, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

  18. The Shares have been duly authorized and approved for quotation and trading on the New York Stock Exchange, subject to official notice of issuance.

  The foregoing opinion is limited to matters governed by the Federal laws of the United States of America, the general corporate law of the State of Delaware and the laws of the State of New York.

  We have acted as counsel to the Company on a regular basis, have acted as counsel to the Company in connection with previous financing transactions and have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the Prospectus, and based on the foregoing, no facts have come to our attention which lead us to believe that (i) the Registration Statement or any amendment thereto, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact Required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of documents filed under the Exchange Act with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           Very truly yours,

                                                                      Exhibit II


                     Form of Opinion of Regulatory Counsel



Ladies and Gentlemen:

  We have acted as United States Food and Drug regulatory counsel to Schein Pharmaceutical, Inc. (the "Company") in connection with the sale by the Company and purchase of 3,000,000 shares of Common Stock, par value $.01, of the Company (the "Shares") by the several Underwriters listed in Schedule A to the Underwriting Agreement, dated ____, 1998, among the Company, Cowen & Company, Bear, Stearns & Co. Inc. and Smith Barney Inc., as representatives of the several Underwriters named therein (the "Underwriting Agreement"). This opinion is being furnished pursuant to Section 8(g) of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

  A Registration Statement on Form S-1 relating to the Offering was filed with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended, and, as amended, was declared effective by the Commission on _____, 1998 (such registration statement, as amended and in the form it became effective, the "Registration Statement"; the prospectus included in the Registration Statement the "Prospectus"). For the purpose of this opinion, we rely solely as to matters of fact on the representations in the Registration Statement and we have not verified the factual statements or conclusions set forth in the Registration Statement but have assumed their validity. Subject to the above limitations, we are of the opinion that:

       (i) The descriptions in the Registration Statement of the statutes, regulations and legal or governmental proceedings or procedures relating to the U.S. Food and Drug Administration (the "FDA") and the regulatory process relating to the Company's products including, without limitation, the statements in the Registration Statement under the captions "Risk Factors-- Dependence on Regulatory Approval and Compliance", "Risk Factors--Pending Regulatory Matters" and "Business--Government Regulations", are accurate in all material respects and are a fair summary of those statutes, regulations, proceedings or procedures.

       (ii) Except as set forth in the Registration Statement and except where noncompliance would not have a Material Adverse Effect, the Company is in possession of and is operating its business in compliance with all authorizations, licenses, permits, consents, certificates and orders required from the FDA for marketing its products in the United States, including, without limitation, the specific products described in the Registration Statement under the caption "Business--Products", all of which are valid and in full force and effect.

       (iii) Nothing has come to our attention that leads us to believe that descriptions of federal laws, regulations or rules relating to the manufacture or sale of the Company's products and the approval process relating thereto contained in the Registration Statement, including, without limitation, the statements in the Registration Statement under the captions "Risk Factors-- Dependence on Regulatory Approval and Compliance", "Risk Factors--Pending Regulatory Matters" and "Business--Government Regulations", contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  We do not express any opinion as to any laws other than the Federal Food, Drug, and Cosmetic Act or other related laws administered and enforced by the FDA.

  This opinion letter may not be relied upon or distributed to any person other than you without our prior written consent.


                                      Very truly yours,

                          Form of Lock-Up Agreement                 Exhibit III


Cowen & Company
(as Representative of the Several Underwriters)
One Financial Square
New York, New York 10005

Ladies and Gentlemen:

        The undersigned is an officer, director and/or owner of record or beneficially of shares of common stock, $.01 par value per share (the "Shares"), or options or convertible bonds that are convertible into Shares of Schein Pharmaceutical, Inc., or of any successor or predecessor (the "Company"). The Company proposes to issue and sell Shares in a public offering (the "Offering") pursuant to a registration statement, and prospectus included therein (the "Registration Statement" and the "Prospectus"), to be filed with the United States Securities and Exchange Commission and to be underwritten by a syndicate of underwriters for whom Cowen & Company is acting as representative (the "Representative"). The undersigned recognizes that the Offering will benefit the Company by, among other things, raising additional capital for its operations and creating a public trading market for the Shares.

        In consideration of the foregoing, the undersigned hereby agrees that, without the prior written approval of Cowen & Company, the undersigned will not directly or indirectly sell, offer, pledge, contract to sell or grant any option to purchase or otherwise dispose of or transfer any Shares, or securities convertible into or exchangeable or exercisable for Shares, which securities are owned either of record or beneficially by the undersigned as of the date of this letter or acquired on or prior to the date of effectiveness of the Registration Statement, or are received upon the exercise of options or the conversion of convertible bonds held by the undersigned on such dates (collectively, the "Securities"), for a period of 180 days after the date of the final Prospectus; provided, that such restrictions shall not apply to Shares sold in the Offering. The foregoing agreement and representation shall terminate if the Offering has not occurred on or before April 30, 1998.

        The undersigned agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's Shares against any transfer of Securities by it in contravention of the restrictions set forth herein. The undersigned acknowledges that the Representative and the Company are relying on the foregoing agreement of the undersigned in carrying out the Offering and in entering into underwriting arrangements with respect thereto.


                                     III-1

        Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any Securities either during his or her lifetime or on death by will or by intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or of his or her immediate family or to a charitable organization; provided, however, that in any case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Securities transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Securities except in accordance with this Agreement. For purposes of this Agreement, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor and "charitable organization" shall mean an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

        Notwithstanding the foregoing, if the undersigned is a partnership, the partnership may transfer any Securities to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer such Securities by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; and if the undersigned is a corporation, the corporation may transfer such Securities to any shareholder or subsidiary of such corporation and any shareholder who is an individual may transfer Securities by gift, will, or intestate succession to his or her immediate family or to a charitable organization; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Securities except in accordance with this Agreement.

                                        Very truly yours,


                                        ----------------------------------
                                                (Signature)


                                        ----------------------------------
                                                (Name)


                                        ----------------------------------
                                                (Title)


                                        ----------------------------------
                                                (Date)

                                     III-2